

Pericom Semiconductor:

Enabling Serial Connectivity

(NASDAQ: PSEM)

Q4 Fiscal Year 2011 Earnings

PERICOM®
Enabling Serial Connectivity

Safe Harbor

- This presentation will include remarks about future expectations, plans and prospects for Pericom which constitute forward-looking statements for purposes of the safe-harbor provisions under applicable federal securities laws. Such forward-looking statements include the statements in the slide entitled "Q1 FY12 Business Outlook", which sets forth expected revenues, gross margin and other financial results for the fiscal first quarter .
- Actual results may differ materially from our forward-looking statements, as a result of various important risks and uncertainties, including unexpected softness in demand for our products, price erosion for certain of our products, customer decisions to reduce inventory and other risks and uncertainties which are detailed and may be reviewed in the Company's filings with the SEC.
- All forward-looking statements included in this presentation are made as of the date of this presentation, and Pericom expressly disclaims any obligation to update the information provided in this presentation, except as required by law.
- We encourage you to review our most recent annual report on Form 10-K and our most recent quarterly report on Form 10-Q filed with the SEC and, in particular the risk factor sections of those filings.

Q4 Earnings Overview (Non-GAAP Results)

Quarterly:

- **Quarterly revenue of $43.3 M**
  - Increased 10% Q-to-Q and 4% vs. Q4 FY10 (12% normalized for the extra week in Q4 FY10)
- **Geographic distribution**
  - Asia at 91%, US at 6%, Europe at 3%
- **Channel sales mix**
  - International distribution at 68%, CMs at 24%, OEMs at 6%, Domestic distribution at 2%.

Q4 Earnings Overview (Non-GAAP Results)

Quarterly :

- **Gross margin of 36.2%**
  - Increased 3.6% sequentially and decreased 0.8% YoY
- **Operating expense of $11.2 M vs. $10.6 M last Q**
- **Operating income of $4.5 M vs. $2.2 M last Q**
  - Operating income margin of 10%
- **Net income of $3.6 M vs. $2.5 M last Q**
  - Net profit margin of 8%
  - EPS of 14 cents vs. 10 cents last Q
- **Tax Rate of 34% for Q4 vs. 31% last Q**

FY11 Earnings Overview (Non-GAAP)

Annually:

- **Revenue of $166.3 M vs. $146.9 M last year**
- **Gross margin of 35.1%**
  - FY11 gross margin increased 30 bps vs. FY10
- **Operating expense of $42.7 M vs. $39.7 M last year**
- **Operating income of $15.7 M vs. $11.5 M last year**
  - Operating income margin of 9%
- **Net income of $14.4 M vs. $13.9 M last year**
  - Net profit margin of 9%
  - Non-GAAP EPS of 56 cent vs. 54 cents last year
- **YTD Tax Rate of 31.0%**

Strong Balance Sheet

	Jun. 2011
Cash & Investments	$128M
Working Capital	$129M
Total Assets	$301M
Total Liabilities	$58M
Shareholders' Equity	$243M
Book Value/Share	$9.74
Cash & Investments/Share	$5.12

Q4 Product Mix and Key Customers

- **Product mix as % of revenues**
  - IC at 66%
    - Included analog switch at 26%, digital switch at 5%, silicon clocks at 7%, connect at 14%, interface at 2%
    - 12% from PTI
  - FCP at 34%
- **Top five end customers**
  - Accounted for 29% of total revenue
  - No customer accounted for over 10% of total revenue

New Products –4QFY11

Pericom introduced a total of 17 new products across the Signal Integrity, Connectivity, and Timing product areas in our 4QFY11:

Signal Integrity

- Expanding our solutions for high-speed serial protocol signal integrity, Pericom introduced 5 ReDriver™ products for SATA3, SAS2, and the new USB3 (SuperSpeed) protocols. These products address volume NB, Tablet, DT, server, storage, and embedded market segments, with all 5 redrivers offering industry lowest power consumption. The new USB3 products are specifically designed to meet the latest industry compliance testing requirements for next generation platforms with integrated USB3 controllers.

Connectivity

- Adding to our high-speed connectivity solutions, we introduced 3 new products for the new Thunderbolt, and also Display Port and USB protocols. These products are specifically aimed at next generation NB, Tablet, and Embedded market segments.

Timing

- We also expanded our timing solutions for next generation platforms by introducing 9 more new products across our 2 new HiFlex™ crystal oscillator (XO) and clock generator product families. These 2 new families offer industry lowest jitter and package footprints, and target server, storage, networking, and embedded market segments.

Of note this quarter:

- We are pleased that our new Thunderbolt DP switch has already been adopted by major computing customers, and appears on Thunderbolt reference designs from major chipset vendors.

Q1 FY12 Business Outlook
(Non-GAAP)

$ - millions	Includes PTI
Revenue	$38.0 to $41.5
Gross Margin	34.5% to 36.5%
Operating Expense	$10.8 to $11.4
Other Income	$0.6 to $0.7
Tax Rate	32% to 34%



Q & A

Pericom Semiconductor:

Enabling Serial Connectivity

(Nasdaq: PSEM)

Fiscal 4Q11 Earnings

PERICOM®

Enabling Serial Connectivity